Exhibit 99.1

Marvell Technology Group Ltd. Reports Third Quarter of Fiscal Year 2018
Financial Results

•	Q3 Revenue: $616 million

•	Q3 Gross Margin: 61.3% GAAP gross margin; 61.6% non-GAAP gross margin

•	Q3 Diluted earnings per share: $0.30 GAAP diluted earnings per share from continuing operations; $0.34 non-GAAP diluted earnings per share from continuing operations

•	Cash and short-term investments: $1.7 billion

Santa Clara, Calif. (November 28, 2017) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking and connectivity semiconductor solutions, today reported financial results for the third fiscal quarter of fiscal year 2018. Revenue for the third quarter of fiscal 2018 was $616 million, which exceeded the midpoint of the Company’s guidance provided on August 24, 2017.
GAAP net income from continuing operations for the third quarter of fiscal 2018 was $149 million, or $0.30 per share. Non-GAAP net income from continuing operations for the third quarter of fiscal 2018 was $172 million, or $0.34 per diluted share. Cash flow from operations for the third quarter was $216 million.
“Our strong performance in the third quarter is a direct result of growth in our core businesses and improved execution across the company, enabling us to continue to unlock the earnings power of Marvell,” said Matt Murphy, Marvell President and CEO.

Fourth Quarter of Fiscal 2018 Financial Outlook

•	Revenue is expected to be $595 million to $625 million.

•	GAAP and non-GAAP gross margins are expected to be approximately 62%.

•	GAAP operating expenses are expected to be $240 million to $246 million.

•	Non-GAAP operating expenses are expected to be $215 million to $220 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $0.23 to $0.29 per share.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.29 to $0.33 per share.

On November 20, 2017, Marvell Technology Group Ltd. announced a definitive agreement to acquire all outstanding shares of the common stock of Cavium, Inc. The transaction is expected to close in mid-calendar 2018, subject to regulatory approval as well as other customary closing conditions, including the adoption by Cavium shareholders of the merger agreement and the approval by Marvell shareholders of the issuance of Marvell common shares in the transaction. For further information visit http://MarvellCavium.transactionannouncement.com.

Conference Call
Marvell will conduct a conference call on Tuesday, November 28, 2017 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2018. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 4999449. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Wednesday, December 6, 2017.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
In fiscal 2018, Marvell began using a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the third quarter of fiscal 2018, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: the transaction between Marvell and Cavium, including statements regarding the anticipated timing of the transaction; Marvell’s expectations regarding its fourth quarter of fiscal 2018 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the risk that the Cavium transaction may not be completed in a timely manner or at all, which may adversely affect Cavium’s business and the price of its common stock and/or Marvell’s business and the price of its common shares; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Cavium, the approval of the issuance of Marvell shares in the transaction by the shareholders of Marvell, and the receipt of certain governmental and regulatory approvals; the failure of Marvell to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction; risks related to diverting management’s attention from Cavium’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Marvell or against Cavium related to the merger agreement or the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage, networking and connectivity markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2017 as filed with the SEC on August 31, 2017, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 28, 2017	July 29, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net revenue	$616,302	$604,750	$623,651	$1,793,761	$1,734,630
Cost of goods sold	238,533	239,572	266,757	705,303	777,117
Gross profit	377,769	365,178	356,894	1,088,458	957,513

Operating expenses:
Research and development	165,477	180,871	202,416	534,444	629,767
Selling, general and administrative	59,112	55,659	60,088	169,875	192,052
Restructuring related charges	3,284	4,285	1,164	8,455	6,326
Total operating expenses	227,873	240,815	263,668	712,774	828,145
Operating income from continuing operations	149,896	124,363	93,226	375,684	129,368
Interest and other income, net	6,200	7,188	5,470	16,721	13,242
Income from continuing operations before income taxes	156,096	131,551	98,696	392,405	142,610
Provision (benefit) for income taxes	6,759	(3,899)	15,523	8,026	4,263
Income from continuing operations, net of tax	149,337	135,450	83,173	384,379	138,347
Income (loss) from discontinued operations, net of tax	50,851	29,809	(10,557)	87,689	(37,105)
Net income	$200,188	$165,259	$72,616	$472,068	$101,242

Net income (loss) per share — Basic:
Continuing operations	$0.30	$0.27	$0.16	$0.77	$0.27
Discontinued operations	$0.11	$0.06	$(0.02)	$0.17	$(0.07)
Net income per share - Basic	$0.41	$0.33	$0.14	$0.94	$0.20

Net income (loss) per share — Diluted:
Continuing operations	$0.30	$0.26	$0.16	$0.75	$0.27
Discontinued operations	$0.10	$0.06	$(0.02)	$0.17	$(0.07)
Net income per share - Diluted	$0.40	$0.32	$0.14	$0.92	$0.20

Weighted average shares:
Basic	494,096	500,817	511,090	499,568	510,373
Diluted	504,903	510,309	522,091	510,935	516,476

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 28, 2017	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$800,099	$814,092
Short-term investments	931,976	854,268
Accounts receivable, net	366,114	335,384
Inventories	173,741	170,842
Prepaid expenses and other current assets	49,920	58,771
Assets held for sale	36,571	57,077
Total current assets	2,358,421	2,290,434
Property and equipment, net	198,173	243,397
Goodwill and acquired intangible assets, net	1,993,668	1,996,880
Other non-current assets	131,942	117,939
Total assets	$4,682,204	$4,648,650

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$166,096	$143,484
Accrued liabilities	108,007	143,491
Accrued employee compensation	129,035	139,647
Deferred income	74,943	63,976
Liabilities held for sale	—	5,818
Total current liabilities	478,081	496,416
Non-current income taxes payable	56,641	60,646
Other non-current liabilities	86,533	63,937
Total liabilities	621,255	620,999

Shareholders’ equity:
Common stock	982	1,012
Additional paid-in capital	2,669,775	3,016,775
Accumulated other comprehensive income	(192)	23
Retained earnings	1,390,384	1,009,841
Total shareholders’ equity	4,060,949	4,027,651
Total liabilities and shareholders’ equity	$4,682,204	$4,648,650

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Cash flows from operating activities:
Net income	$200,188	$72,616	$472,068	$101,242
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	21,383	27,188	62,569	81,168
Share-based compensation	18,873	28,263	65,312	89,912
Amortization and write-off of acquired intangible assets	1,076	2,784	3,212	8,676
Restructuring related impairment charges	44	1,056	(402)	2,081
Gain from investments in privately-held companies	(1,751)	—	(2,501)	—
Amortization (accretion) of premium /discount on available-for-sale securities	(200)	(679)	603	1,697
Other non-cash expense (income), net	2,755	(251)	1,331	(677)
Excess tax benefits from share-based compensation	—	(5)	—	(10)
Deferred income taxes	7	201	2,797	(2,222)
Gain on sale of property and equipment	(190)	—	(473)	—
Gain on sale of discontinued operations	(46,219)	—	(88,406)	—
Gain on sale of business	—	—	(5,254)	—
Changes in assets and liabilities:
Accounts receivable	5,583	(13,512)	(30,730)	(38,895)
Inventories	(1,327)	3,710	(16,039)	10,944
Prepaid expenses and other assets	5,268	6,256	13,122	(356)
Accounts payable	16,119	(29,818)	20,087	10,541
Accrued liabilities and other non-current liabilities	(7,046)	6,508	(40,462)	(23,735)
Carnegie Mellon University accrued litigation settlement (a)	—	—	—	(736,000)
Accrued employee compensation	(2,237)	25,537	(10,612)	10,419
Deferred income	3,865	(8,393)	5,149	7,934
Net cash provided by (used in) operating activities	216,191	121,461	451,371	(477,281)
Cash flows from investing activities:
Purchases of available-for-sale securities	(296,659)	(140,087)	(672,887)	(343,810)
Sales of available-for-sale securities	167,451	118,649	284,151	458,744
Maturities of available-for-sale securities	136,090	51,823	305,702	198,293
Return of investment from privately-held companies	3,701	274	6,089	274
Purchases of time deposits	(75,000)	(75,000)	(225,000)	(200,000)
Maturities of time deposits	75,000	50,000	225,000	50,000
Purchases of technology licenses	(3,555)	(394)	(5,256)	(8,439)
Purchases of property and equipment	(10,613)	(13,347)	(25,156)	(37,724)
Proceeds from sales of property and equipment	249	—	1,988	—
Net proceeds from sale of discontinued operations	93,735	—	165,940	—
Net proceeds from sale of business	2,402	—	2,402	—
Net cash provided by (used in) investing activities	92,801	(8,082)	62,973	117,338
Cash flows from financing activities:
Repurchases of common stock	(140,017)	(56,531)	(527,574)	(56,531)
Proceeds from employee stock plans	39,614	11,277	137,424	11,836
Minimum tax withholding paid on behalf of employees for net share settlement	(1,120)	(899)	(25,934)	(16,281)
Dividend payments to shareholders	(29,470)	(30,699)	(89,556)	(91,835)
Payments on technology license obligations	(8,401)	(3,696)	(22,697)	(13,848)
Excess tax benefits from share-based compensation	—	5	—	10
Net cash used in financing activities	(139,394)	(80,543)	(528,337)	(166,649)
Net increase (decrease) in cash and cash equivalents	169,598	32,836	(13,993)	(526,592)
Cash and cash equivalents at beginning of period	630,501	718,752	814,092	1,278,180
Cash and cash equivalents at end of period	$800,099	$751,588	$800,099	$751,588

(a)	The Company paid $750.0 million to Carnegie Mellon University in connection with a litigation settlement agreement reached in February 2016.

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 28, 2017	July 29, 2017	October 29, 2016	October 28, 2017	October 29, 2016
GAAP gross profit:	$377,769	$365,178	$356,894	$1,088,458	$957,513
Special items:
Share-based compensation	1,747	1,810	2,189	4,983	6,693
Other cost of goods sold (a)	—	3,000	—	3,000	—
Total special items	1,747	4,810	2,189	7,983	6,693
Non-GAAP gross profit	$379,516	$369,988	$359,083	$1,096,441	$964,206

GAAP gross margin	61.3%	60.4%	57.2%	60.7%	55.2%
Non-GAAP gross margin	61.6%	61.2%	57.6%	61.1%	55.6%

Total GAAP operating expenses	$227,873	$240,815	$263,668	$712,774	$828,145
Special items:
Share-based compensation	(18,892)	(19,557)	(23,041)	(58,762)	(73,044)
Restructuring related charges (b)	(3,284)	(4,285)	(1,164)	(8,455)	(6,326)
Amortization of and write-off acquired intangible assets	(1,076)	(1,065)	(2,299)	(3,212)	(6,896)
Other operating expenses (c)	(120)	(1,687)	—	(4,110)	(1,229)
Total special items	(23,372)	(26,594)	(26,504)	(74,539)	(87,495)
Total non-GAAP operating expenses	$204,501	$214,221	$237,164	$638,235	$740,650

GAAP operating margin	24.3%	20.6%	14.9%	20.9%	7.5%
Other cost of goods sold (a)	—%	0.5%	—%	0.2%	—%
Share-based compensation	3.3%	3.5%	4.0%	3.6%	4.6%
Restructuring related charges (b)	0.5%	0.7%	0.2%	0.5%	0.4%
Amortization and write-off of acquired intangible assets	0.2%	0.2%	0.4%	0.2%	0.3%
Other operating expenses (c)	0.1%	0.3%	—%	0.1%	0.1%
Non-GAAP operating margin	28.4%	25.8%	19.5%	25.5%	12.9%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 28, 2017	July 29, 2017	October 29, 2016	October 28, 2017	October 29, 2016
GAAP interest and other income, net	$6,200	$7,188	$5,470	$16,721	$13,242
Special items:
Restructuring related items (d)	(2,286)	(3,085)	—	(5,371)	—
Total special items	(2,286)	(3,085)	—	(5,371)	—
Total non-GAAP interest and other income, net	$3,914	$4,103	$5,470	$11,350	$13,242

GAAP net income	$200,188	$165,259	$72,616	$472,068	$101,242
Less: Income (loss) from discontinued operations, net of tax	50,851	29,809	(10,557)	87,689	(37,105)
GAAP net income from continuing operations	149,337	135,450	83,173	384,379	138,347
Special items:
Other cost of goods sold (a)	—	3,000	—	3,000	—
Share-based compensation	20,639	21,367	25,230	63,745	79,737
Restructuring related charges (b)	998	1,200	1,164	3,084	6,326
Amortization of and write-off acquired intangible assets	1,076	1,065	2,299	3,212	6,896
Other operating expenses (c)	120	1,687	—	4,110	1,229
Pre-tax total special items	22,833	28,319	28,693	77,151	94,188
Other income tax effects and adjustments (e)	(398)	(10,298)	—	(10,760)	(1,071)
Non-GAAP net income from continuing operations	$171,772	$153,471	$111,866	$450,770	$231,464

Weighted average shares — basic	494,096	500,817	511,090	499,568	510,373
Weighted average shares — diluted	504,903	510,309	522,091	510,935	516,476
Non-GAAP weighted average shares — diluted (f)	512,676	519,438	531,831	518,423	526,883

GAAP diluted net income (loss) per share from continuing operations	$0.30	$0.26	$0.16	$0.75	$0.27
Non-GAAP diluted net income per share from continuing operations	$0.34	$0.30	$0.21	$0.87	$0.44

(a)	Other costs of goods sold in the three months ended July 29, 2017 and the nine months ended October 28, 2017 include charges for past intellectual property licensing matters.

(b)
Restructuring related charges include costs that are a direct result of restructuring. Such charges include employee severance, facilities related costs, contract cancellation charges and impairment of equipment.

(c)	Other operating expenses include costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to the restructuring actions.

(d)	Interest and other income, net includes restructuring related items such as gain on sale of a business and foreign currency remeasurement related to restructuring related accruals.

(e)
Other income tax effects and adjustments in the three months ended October 28, 2017 and July 29, 2017 include adjustment to the tax provision based on a non-GAAP tax rate of 4%. Other income tax effects and adjustments in the nine months ended October 28, 2017 includes adjustment to the tax provision based on a non-GAAP tax rate of 4%.

(f)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	October 28, 2017	July 29, 2017	October 29, 2016	YoY	QoQ
Storage (1)	$315,338	$311,501	$328,960	(4)%	1%
Networking (2)	150,497	147,250	146,752	3%	2%
Connectivity (3)	102,662	98,571	86,424	19%	4%
Total Core	568,497	557,322	562,136	1%	2%
Other (4)	47,805	47,428	61,515	(22)%	1%
Total Revenue (5)	$616,302	$604,750	$623,651	(1)%	2%

	Three Months Ended
% of Total	October 28, 2017	July 29, 2017	October 29, 2016
Storage (1)	51%	52%	53%
Networking (2)	24%	24%	24%
Connectivity (3)	17%	16%	14%
Total Core	92%	92%	91%
Other (4)	8%	8%	9%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD, SSD Controllers and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Embedded ARM Processors and Automotive Ethernet, as well as a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Connectivity products are comprised primarily of WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos.
(4) Other products are comprised primarily of Printer Solutions, Application Processors and others.
(5) Excludes the revenue of certain non-strategic businesses that were classified as discontinued operations.

For further information, contact:
T. Peter Andrew
Vice President, Treasury and Investor Relations
408-222-0777
ir@marvell.com